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                                                                      EXHIBIT 23



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-66696) pertaining to the Treadco, Inc. Stock Option Plan and Treadco, Inc. Disinterested Director Stockholder Plan and the Registration Statement (Form S-8 No. 33-43393) pertaining to the Treadco, Inc. Employees' Investment Plan of our report dated January 28, 1998, with respect to the consolidated financial statements and schedule of Treadco, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                        Ernst & Young LLP



Little Rock, Arkansas
March 27, 1998